Exhibit 5.1

November 14, 2024

Reference: 191286/1

Solaris Resources Inc.

Suite 555, 999 Canada Place

Vancouver, British Columbia,

Canada V6C 3E1

RE:	Solaris Resources Inc. – Registration Statement on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Solaris Resources Inc., a company formed under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register the offer and sale of up to 16,256,549 common shares of the Company (the “Shares”) pursuant to the exercise of options (the “Options”) that are outstanding or that may be granted pursuant to the Company’s stock option plan dated June 20, 2018, as amended on November 12, 2024 (the “Option Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company and the shareholders of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

Based upon the foregoing, and provided that all necessary corporate action has been taken by the Company to authorize the issuance of the Options, upon the due exercise of the Options granted pursuant to and in accordance with the Option Plan, the Shares underlying the Options will be validly issued as fully paid and non-assessable.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

(signed) “Blake, Cassels & Graydon LLP”